Exhibit 99.1

       First Sentinel Reports Third Quarter 2003 Earnings and Declares

                           Quarterly Cash Dividend



    WOODBRIDGE, N.J., Oct. 22 /PRNewswire-FirstCall/ -- First Sentinel

Bancorp, Inc. (Nasdaq: FSLA), ("First Sentinel" or the "Company"), parent company of First Savings Bank (the "Bank"), reported basic and diluted earnings per share of $0.23 for the third quarter of 2003, representing decreases of 11.2% and 11.5%, respectively, compared with third quarter 2002 basic and diluted earnings per share of $0.26.  The Company reported net income of $6.2 million for the current quarter, a 17.0% decrease compared with the prior year's third quarter net income of $7.5 million.

    For the nine months ended September 30, 2003, the Company reported basic and diluted earnings per share of $0.71 and $0.69, respectively, representing increases of 4.7% and 4.6%, respectively, over basic and diluted earnings per share of $0.68 and $0.66, respectively, for the nine months ended September

30, 2002.  Net income for the first nine months of 2003 totaled $19.0 million,

a 3.5% decrease from net income of $19.6 million for the same period in 2002.

    Annualized return on average equity was 11.54% and 11.66% for the three and nine month periods ended September 30, 2003, respectively, compared to

13.01% and 11.34% for the same 2002 periods.  First Sentinel's annualized return on average assets was 1.11% and 1.12% for the three and nine months ended September 30, 2003, respectively, compared to 1.33% and 1.18% for the same 2002 periods.

    President and CEO Christopher Martin commented, "The Company produced consistent results for the quarter in a challenging economic environment.

Despite record repayments on mortgage-related assets in the third quarter, we believe the net interest margin has stabilized and the Company stands poised to benefit from an improving economy and rising short-term interest rates projected for 2004.  Based on the reduction in mortgage refinance applications received since August, such cash inflows and related deferred expense recognition and premium amortization are expected to slow in the fourth quarter.  We are further encouraged by the strong growth in our non-

residential lending pipeline.  Asset quality has remained solid while non-

interest expense remains under tight control."



    Results of Operations

    For the quarter ended September 30, 2003, the Company recorded total net interest income of $14.0 million, compared with $16.5 million for the same period in 2002.  Total interest income decreased $5.7 million, or 17.7%, to

$26.4 million for the 2003 period, primarily as a result of the decline in asset yields experienced throughout the past year.  The average balance of loans decreased $40.7 million, or 3.2%, to $1.2 billion for the third quarter of 2003, compared with the third quarter of 2002.  Interest income on loans decreased $3.5 million as the average yield on loans declined 92 basis points to 5.79%.  Average investment and mortgage-backed securities, including federal funds sold and investments in Federal Home Loan Bank stock, grew $27.5 million, or 3.1%, to $925.4 million for the quarter ended September 30, 2003,

compared with the same period of 2002.  Income on such investments, however,

decreased $2.2 million as the average yield fell 107 basis points to 3.73% for the third quarter of 2003.  Income for the quarter ended September 30, 2003,

included the regular quarterly dividend from the Federal Home Loan Bank of New

York ("FHLB-NY") in the amount of $277,000.  The FHLB-NY has informed shareholders that it will suspend the fourth quarter 2003 dividend payment.

    Interest expense decreased $3.2 million, or 20.4%, to $12.4 million for the three months ended September 30, 2003, from $15.6 million for the comparable 2002 period.  The decrease in interest expense was attributable to reductions in rates paid on time and core deposits, as well as growth in lower-costing core accounts and managed run-off in higher-costing certificates of deposit.  The average balance of interest-bearing checking, savings, and money market accounts increased $73.7 million, or 10.8%, for the quarter ended

September 30, 2003, compared with the same period in 2002, while the average rate paid on these deposits decreased 86 basis points to 0.83%.  Average non-

interest bearing deposits grew $7.1 million, or 10.2%, to $76.3 million for the third quarter of 2003 compared with the same period in 2002.  The average balance of certificates of deposit declined $59.8 million, or 9.6%, for the quarter ended September 30, 2003, compared with the same period in 2002, while the average rate paid on certificates decreased 79 basis points to 2.46%.  As a result of the adoption of Statement of Financial Accounting Standards

("SFAS") No. 150, interest expense for the third quarter of 2003 also includes

$464,000 of interest cost associated with the $25.0 million of preferred capital securities issued in November 2001.  This cost was characterized as non-interest expense in prior periods, but is now required to be classified as interest expense during this and future quarters.

    For the year to date, the Company recorded total net interest income of

$43.6 million, compared with $48.4 million for the same period in 2002.  Total interest income decreased $13.2 million, or 13.7%, to $82.8 million for the first nine months of 2003, compared with the same period in 2002.  The average balance of loans decreased $40.2 million, or 3.2%, to $1.2 billion for the nine months ended September 30, 2003, compared with 2002.  Interest income on loans decreased $8.6 million, as the average yield on loans declined 71 basis points to 6.03%.  Average investment and mortgage-backed securities, including federal funds sold and investments in Federal Home Loan Bank stock, grew $58.3 million, or 6.7%, to $933.8 million for the year-to-date 2003, compared with the same period of 2002.  Income on such investments, however, decreased $4.6 million as the average yield fell 96 basis points to 3.87% for the first nine months of 2003.

    Interest expense decreased $8.4 million, or 17.6%, to $39.2 million for the nine months ended September 30, 2003, from $47.6 million for the comparable 2002 period.  The average balance of interest-bearing checking,

savings, and money market accounts increased $80.9 million, or 12.3%, for the nine months ended September 30, 2003, compared with the same period in 2002,

while the average rate paid on these deposits decreased 82 basis points to

0.97%.  Average non-interest bearing deposits grew $9.4 million, or 14.3%, to

$75.4 million for the first nine months of 2003 compared with 2002.  The average balance of certificates of deposit declined $55.4 million, or 8.7%,

for the nine months ended September 30, 2003, compared with the same period in

2002, while the average rate paid on certificates decreased 82 basis points to

2.64%.  The ratio of average core deposits, consisting of checking, savings and money market accounts, to total deposits improved to 58.4% for the nine months ended September 30, 2003, from 53.3% for the same period in 2002.

    Net interest margin decreased 44 basis points to 2.60% for the third quarter of 2003, from 3.04% for the prior year's third quarter.  Interest rate spread decreased 32 basis points to 2.32% for the 2003 quarter, from 2.64% for the comparable 2002 quarter.  Linked quarter net interest margin and interest rate spread each decreased by eight basis points.  The reduction in net interest margin for the third quarter of 2003 versus the second quarter of

2003 is entirely attributable to the reclassification to interest expense of

$464,000 in costs associated with preferred capital securities as a result of the adoption of SFAS No. 150.  For the nine months ended September 30, 2003,

net interest margin decreased by 32 basis points to 2.68%, while interest rate spread decreased by 19 basis points to 2.39%, compared to the first nine months of 2002.

    First Sentinel did not record a provision for loan losses during the three and nine months ended September 30, 2003, compared to $105,000 and $1.3 million for the same periods in 2002, as a result of stable loan portfolio size and improvements in asset quality.  Total non-performing assets decreased to $911,000 at September 30, 2003, from $3.1 million at September 30, 2002.

The allowance for loan losses totaled $12.8 million at September 30, 2003,

representing 1.05% of total loans.

    Non-interest income decreased by $1.0 million for the third quarter of

2003, compared to the third quarter of 2002, to $1.9 million.  For the year-

to-date, non-interest income increased $2.0 million compared with 2002, to

$6.6 million.  Net gains on sales of loans and securities totaling $276,000 and $1.8 million were realized during the three and nine months ended

September 30, 2003, respectively, compared with a net gain of $1.3 million and a net loss of $122,000, respectively, for the comparable 2002 periods.  In the third quarter of 2002 and in the first half of 2003, the Company recognized gains on sales of higher-coupon mortgage-backed securities that demonstrated a significant propensity to prepay, as well as several corporate debt obligations.  Prior year results were also impacted by a $1.8 million pre-tax impairment charge recorded on WorldCom, Inc. corporate bonds in the second quarter of 2002.

    Total non-interest expense decreased by $785,000, or 10.5%, to $6.7 million for the third quarter of 2003, compared to $7.5 million for the prior year's third quarter.  For the year-to-date, total non-interest expense decreased by $32,000, or 0.1%, to $21.8 million.  The decrease was primarily attributable to the reclassification of $464,000 in distributions on preferred capital securities from non-interest expense to interest expense for the quarter ended September 30, 2003, as a result of the adoption of SFAS No. 150.



    Financial Condition

    For the nine months ended September 30, 2003, total assets decreased by

$11.9 million, or 0.5%, to $2.2 billion.  Loans receivable, net, increased

$1.2 million on loan originations of $579.4 million and loan purchases of

$21.3 million.  Loans purchased consisted primarily of 1-4 family adjustable-

rate mortgages underwritten internally with higher rates than those currently offered by the Company.  The loan pipeline, consisting of loan applications in process of approval, totaled $150.1 million at September 30, 2003, including

$46.7 million of accepted construction and non-residential loan commitments.

Total loan originations for the third quarter of 2003 amounted to $212.5 million, compared to $184.8 million for the trailing quarter and $120.1 million for the third quarter of 2002.  For the year-to-date, principal repayments on loans totaled $553.2 million compared with $472.7 million for the first nine months of 2002.  Of the total loan portfolio at September 30,

2003, 1-4 family mortgage loans comprised 65.0%, home equity loans comprised

9.2%, and commercial real estate, multi-family and construction loans comprised 24.8%.

    Total deposits at September 30, 2003 decreased by $1.8 million, or 0.1%,

during the first nine months to $1.4 billion.  Core deposits increased $46.1 million, or 5.9%, to $831.4 million, or 60.0% of total deposits at September

30, 2003, compared to $785.2 million, or 56.6% of total deposits at December

31, 2002.  Borrowed funds decreased $5.1 million, or 0.9%, to $591.5 million at September 30, 2003.

    Stockholders' equity decreased $3.9 million, or 1.8%, to $217.3 million during the first nine months of 2003.  In February 2003, the Company authorized a 5% stock repurchase program.  The Company repurchased 871,000 shares during the nine months ended September 30, 2003, at an average cost per share of $14.26.  There were no share repurchases in the quarter ended

September 30, 2003.  Stated and tangible book value per share at September 30,

2003, were $7.86 and $7.71, respectively.



    Declaration of Quarterly Dividend

    The Board of Directors also announced that it has approved a regular quarterly cash dividend of $0.105 per common share.  The dividend will be paid on November 28, 2003 to stockholders of record as of the close of business on

November 14, 2003.

    First Sentinel, through its subsidiary, First Savings Bank, operates 23 branch offices in Middlesex, Monmouth, Mercer, Somerset and Union Counties,

New Jersey.



    Statements contained in this news release that are not historical fact are forward-looking statements, as the term is defined in the Private Securities

Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a large number of factors.  Factors that may cause a difference include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention and changes in legislation and regulation.  First Sentinel Bancorp assumes no obligation for updating any such forward-looking statements at any time.





    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

    Consolidated Statements of Financial Condition

    (In thousands, except share data)

                                                   September 30,  December 31,

                                                        2003           2002

                                                    (unaudited)

     Assets

     Cash and due from banks                           22,472        $21,695

     Federal funds sold                                33,400         44,250

     Total cash and cash equivalents                   55,872         65,945

     Federal Home Loan Bank of New York

      (FHLB-NY) stock, at cost                         21,328         20,835

     Investment securities available for sale         123,019        114,219

     Mortgage-backed securities available for sale    781,703        790,562

     Loans receivable, net                          1,202,373      1,201,210

     Interest and dividends receivable                  9,655         11,055

     Premises and equipment, net                       16,063         15,882

     Core deposit intangibles                           3,939          4,568

     Other assets                                      31,178         32,758

     Total assets                                  $2,245,130     $2,257,034





     Liabilities and Stockholders' Equity



     Liabilities

     Deposits                                      $1,386,215     $1,387,986

     Borrowed funds                                   591,542        596,663

     Preferred capital securities                      25,000             --

     Advances by borrowers for taxes and insurance      9,065          9,615

     Other liabilities                                 16,045         16,570

     Total liabilities                              2,027,867      2,010,834



     Company-obligated mandatorily redeemable

       preferred capital securities of a subsidiary

       trust holding solely junior subordinated

       debentures of the Company                           --         25,000



     Stockholders' Equity

     Preferred Stock; authorized 10,000,000 shares;

      issued and outstanding - none                        --             --

     Common Stock, $.01 par value, 85,000,000 shares

      authorized; 43,106,742 and 27,650,963 shares

      issued and outstanding at 9/30/03 and 43,106,742

      and 28,422,028 shares issued and outstanding

      at 12/31/02                                         430            430

     Paid-in capital                                  204,014        203,229

     Retained earnings                                173,436        163,681

     Accumulated other comprehensive income             5,041          9,776

     Treasury stock (15,331,125 and 14,586,591

      common shares at 9/30/03 and 12/31/02,

      respectively)                                  (156,627)      (145,480)

     Common Stock acquired by the Employee Stock

      Ownership Plan (ESOP)                            (8,715)        (9,404)

     Common Stock acquired by the Recognition and

      Retention Plan (RRP)                               (316)        (1,032)

     Total stockholders' equity                       217,263        221,200

     Total liabilities and stockholders' equity    $2,245,130     $2,257,034





    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

    Consolidated Statements of Income

    (Dollars in thousands, except share data) (Unaudited)



                             Three Months Ended         Nine Months Ended

                                September 30,              September 30,

                             2003         2002         2003           2002



    Interest income:

    Loans                  $17,805       $21,302      $55,651       $64,215

    Investment and

     mortgage-backed

     securities available

     for sale                8,618        10,784       27,110        31,719

    Total interest income   26,423        32,086       82,761        95,934



    Interest expense:

     Deposits:

    NOW and money market

     demand                  1,079         1,918        3,543         6,099

    Savings                    475           952        1,803         2,722

    Certificates of deposit  3,465         5,050       11,472        16,454

    Total interest

     expense - deposits      5,019         7,920       16,818        25,275

     Borrowed funds          6,944         7,691       21,907        22,287

     Preferred capital

      securities               464            --          464            --

    Total interest expense  12,427        15,611       39,189        47,562

    Net interest income     13,996        16,475       43,572        48,372

     Provision for loan

      losses                    --           105           --         1,310

    Net interest income

     after provision for

     loan losses            13,996        16,370       43,572        47,062



    Non-interest income:

    Fees and service

     charges                 1,141           992        3,171         3,091

    Net gain (loss) on

     sales of loans and

     securities                276         1,349        1,802         (122)

    Income on Bank Owned

     Life Insurance            412           338        1,195        1,157

    Other, net                  39           158          472          536

    Total non-interest

     income                  1,868         2,837        6,640        4,662



    Non-interest expense:

    Compensation and

     benefits                4,188         4,281       12,908       12,408

    Occupancy                  596           592        1,829        1,695

    Equipment                  390           451        1,227        1,290

    Advertising                134           221          672          754

    Federal deposit

     insurance premium          57            58          171          176

    Amortization of core

     deposit intangibles       210           210          629          633

    Distributions on preferred

     capital securities         --           495          944        1,484

    General and

     administrative          1,099         1,151        3,413        3,385

    Total non-interest

     expense                 6,674         7,459       21,793       21,825



    Income before income

     tax expense             9,190        11,748       28,419       29,899



    Income tax expense       2,983         4,270        9,466       10,260



    Net income              $6,207        $7,478      $18,953      $19,639



    Basic earnings per

     share                   $0.23         $0.26        $0.71        $0.68



    Weighted average shares

     outstanding

     - Basic            26,602,051    28,447,507   26,679,996   28,934,681



    Diluted earnings

     per share               $0.23         $0.26        $0.69        $0.66



    Weighted average shares

     outstanding

     - Diluted          27,358,536    29,185,437   27,410,031   29,717,856





     FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

      Consolidated Average Statements of Financial Condition

      (Dollars in thousands) (Unaudited)



                                     Three Months Ended September 30,

                               2003                          2002

                  Average             Average    Average            Average

                  Balance  Interest  Yield/Cost  Balance  Interest  Yield/Cost



     Assets

     Interest-

      earning

      assets:



     Federal

      funds sold   $30,079       $72     0.96%    $63,510      $271      1.71%

     Investment

      securities

      available

      for sale(1)  139,706     1,616     4.63     135,742     1,692      4.99

     Mortgage-

      backed

      securities

      available

      for sale     755,581     6,930     3.67     698,613     8,821      5.05

     Total

      investments  925,366     8,618     3.73     897,865    10,784      4.80



     Mortgage

      loans      1,108,842    16,128     5.82   1,143,387    19,284      6.75

     Home equity

      loans         60,802       982     6.46      68,032     1,246      7.33

     Home equity

      lines of

      credit        49,320       533     4.32      44,162       575      5.21



     Other loans    10,916       162     5.94      15,004       197      5.25



     Total loans 1,229,880    17,805     5.79   1,270,585    21,302      6.71





     Total

      interest-

      earning

      assets     2,155,246    26,423     4.90   2,168,450    32,086      5.92



     Non-interest

      earning

      assets        86,205                         80,644

     Total

      assets    $2,241,451                     $2,249,094





    Liabilities

     and Stockholders'

     Equity

    Interest-bearing

     liabilities:

     NOW and money

      market

      accounts     528,522   $ 1,079     0.82%   $474,220   $ 1,918      1.62%

     Savings

      accounts     224,665       475     0.85     205,308       952      1.85

     Certificates

      of deposit   562,432     3,465     2.46     622,209     5,050      3.25

     Total

      interest-

      bearing

      deposits   1,315,619     5,019     1.53   1,301,737     7,920      2.43



     Borrowed

      funds        583,146     6,944     4.76     601,758     7,691      5.11

     Preferred

      capital

      securities    25,000       464     7.42          --        --        --

     Total

      interest-

      bearing

      liabili-

      ties       1,923,765    12,427     2.58   1,903,495    15,611      3.28

     Non-interest

      bearing

      deposits      76,263                         69,186

     Other

      liabilities   26,297                         46,456



     Total

      liabili-

      ties       2,026,325                      2,019,137



     Stockholders'

      equity       215,126                        229,957



     Total

      liabilities

      and

      stockholders'



      equity    $2,241,451                     $2,249,094

     Net interest

      income/

      interest

      rate spread            $13,996     2.32%              $16,475     2.64%

     Net interest-

      earning assets/

      net interest

      margin      $231,481               2.60%   $264,955                3.04%

     Ratio of

      interest-

      earning

      assets to

      interest-

      bearing

      liabilities     1.12X                          1.14X



    (1) Includes FHLB-NY stock.





     FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

     Consolidated Average Statements of Financial Condition

     (Dollars in thousands) (Unaudited)



                                 Nine Months Ended September 30,

                               2003                          2002

                  Average             Average    Average            Average

                  Balance  Interest  Yield/Cost  Balance  Interest  Yield/Cost



     Assets

     Interest

      -earning

      assets:



     Federal

      funds sold   $37,705     $318     1.12%    $61,104    $780        1.70%

     Investment

      securities

      available

      for sale(1)  135,828    4,851     4.76     139,926   5,568        5.31

     Mortgage-

      backed

      securities

      available

      for sale     760,239   21,941     3.85     674,433  25,371        5.02

     Total

      investments  933,772   27,110     3.87     875,463  31,719        4.83





     Mortgage

      loans      1,107,076   50,358     6.06   1,140,913  57,783        6.75



     Home equity

      loans         62,016    3,102     6.67      70,172   3,849        7.31



     Home equity

      lines of

      credit        48,574    1,645     4.52      42,166   1,681        5.32

     Other loans    13,170      546     5.53      17,752     902        6.77



     Total loans 1,230,836   55,651     6.03   1,271,003  64,215        6.74





     Total

      interest-

      earning

      assets     2,164,608   82,761     5.10   2,146,466  95,934        5.96

     Non-

      interest

      earning

      assets        93,937                        72,352

     Total

      assets    $2,258,545                    $2,218,818



     Liabilities

      and

      Stockholders'

       Equity



      Interest-

       bearing

       liabilities:

      NOW and

       money

       market

       accounts   $510,196  $ 3,543     0.93%   $460,318 $ 6,099        1.77%

     Savings

      accounts     228,385    1,803     1.05     197,346   2,722        1.84



     Certificates

      of deposit   579,024   11,472     2.64     634,429  16,454        3.46



     Total

      interest-

      bearing

      deposits   1,317,605   16,818     1.70   1,292,093  25,275        2.61



     Borrowed

      funds        598,842   21,907     4.88     584,928  22,287        5.08



     Preferred

      capital

      securities     8,333      464     7.42          --      --          --

     Total

      interest-

      bearing

      liabili-

      ties       1,924,780   39,189     2.71   1,877,021  47,562        3.38

     Non-interest

      bearing

      deposits      75,359                        65,910

     Other

      liabilities   41,718                        44,962

     Total

      liabili-

      ties       2,041,857                     1,987,893

     Stockholders'

      equity       216,688                       230,925

     Total

      liabilities

      and

      stockholders'



       equity   $2,258,545                    $2,218,818

     Net interest

      income/

      interest

      rate

      spread                $43,572     2.39%            $48,372        2.58%

     Net

      interest-

      earning

      assets/net

      interest

      margin      $239,828              2.68%   $269,445                3.00%

     Ratio of

      interest-

      earning

      assets to

      interest-

      bearing

      liabilities     1.12X                         1.14X



    (1) Includes FHLB-NY stock.





     FINANCIAL SUMMARY

     ($ in thousands, except share data) (unaudited)



                             Three Months Ended         Nine Months Ended

                                September 30,              September 30,

                              2003          2002         2003          2002



     Income Statement

     Net Interest Income    $13,996       $16,475      $43,572       $48,372

     Provision for Loan Losses   --           105           --         1,310

     Non-Interest Income      1,868         2,837        6,640         4,662

     Non-Interest Expense     6,674         7,459       21,793        21,825

     Pre-Tax Income           9,190        11,748       28,419        29,899

     Income Tax Expense       2,983         4,270        9,466        10,260

     Net Income               6,207         7,478       18,953        19,639

     Basic Earnings Per Share $0.23         $0.26        $0.71         $0.68

     Diluted Earnings Per

      Share                   $0.23         $0.26        $0.69         $0.66

     Dividends Per Share     $0.105        $0.095       $0.315        $0.265

     Dividend Payout Ratio    45.00%        36.14%       44.34%        39.04%

     Interest Rate Spread      2.32%         2.64%        2.39%         2.58%

     Net Interest Margin       2.60%         3.04%        2.68%         3.00%



     Profitability

     Return on Average Assets  1.11%         1.33%        1.12%         1.18%

     Return on Average Equity 11.54%        13.01%       11.66%        11.34%





    FINANCIAL SUMMARY (continued)

    ($ in thousands, except share data) (unaudited)

                                                          Nine Months Ended

                                                            September 30,

                                                         2003           2002

     Asset Quality

     Net Charge-Offs ("NCO")                              $46         $1,405

     REO Expense                                           11              6

     Non Accrual Loans                                    847          2,297

     Non Performing Loans                                 911          2,737

     Real Estate Owned ("REO")                             --            100

     Non Performing Assets                                911          3,137



     Credit Quality

     Annualized NCO/ Average Loans                         --%          0.15%

     Annualized NCO & REO Expense/ Loans & REO           0.01%          0.15%

     Non Performing Loans/Loans                          0.07%          0.22%

     Non Performing Assets/Loans & REO                   0.07%          0.25%

     Non Performing Assets/Assets                        0.04%          0.14%

     Allowance/Non Performing Loans                   1403.29%        469.02%

     Allowance/Loans                                     1.05%          1.03%

     REO/Non Performing Assets                             --%          3.19%

     Allowance/Non Performing Assets                  1403.29%        409.21%



     Balance Sheet (Period End Balances)

     Investment Securities and FHLB stock            $144,347       $139,344

     Mortgage-backed Securities                       781,703        734,249

     Loans, net of unearned and deferred fees       1,215,157      1,251,909

     Allowance for Loan Losses ("Allowance")           12,784         12,837

     Assets                                         2,245,130      2,258,192

     Deposits                                       1,386,215      1,377,067

     Borrowings                                       591,542        601,702

     Stockholders' Equity                             217,263        224,902



     Total Shares Outstanding                      27,650,963     29,099,576

     Stated Book Value                                  $7.86          $7.73

     Tangible Book Value                                $7.71          $7.56



SOURCE  First Sentinel Bancorp, Inc.

    -0-                             10/22/2003

    /CONTACT:  Thomas M. Lyons, Executive Vice President and Chief Financial

Officer, ext., 5542, or Ann C. Clancy, Investor Relations, ext., 5514, both of

First Sentinel Bancorp, Inc., +1-732-726-9700/

    /Web site:  http://www.firstsentinelbancorp.com /

    (FSLA)



CO:  First Sentinel Bancorp, Inc.

ST:  New Jersey

IN:  FIN

SU:  DIV ERN